Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Statements” and “Appendix C – Financial Highlights” in the Information Statement/Prospectus and “Table of Contents” and “Information Incorporated by Reference” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Principal Variable Contracts Funds, Inc.

We also consent to the references to our firm under the captions “Appendix B – “Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2025, each included in Post-Effective Amendment No. 133 to the Registration Statement (Form N-1A, File No. 002-35570) of Principal Variable Contracts Funds, Inc. filed with the Securities and Exchange Commission, and each incorporated by reference into the Information Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated February 20, 2026, with respect to the financial statements and financial highlights of Blue Chip Account, Bond Market Index Account, Core Plus Bond Account, Diversified Balanced Account, Diversified Balanced Adaptive Allocation Account, Diversified Balanced Strategic Allocation Account, Diversified Growth Account, Diversified Growth Adaptive Allocation Account, Diversified Growth Strategic Allocation Account, Diversified Income Account, Diversified International Account, Equity Income Account, Global Emerging Markets Account, Government & High Quality Bond Account, LargeCap Growth Account I, LargeCap S&P 500 Index Account, LargeCap S&P 500 Managed Volatility Index Account, MidCap Account, Principal Capital Appreciation Account, Principal LifeTime 2020 Account, Principal LifeTime 2030 Account, Principal LifeTime 2040 Account, Principal LifeTime 2050 Account, Principal LifeTime 2060 Account, Principal LifeTime Strategic Income Account, Real Estate Securities Account, SAM Balanced Portfolio, SAM Conservative Balanced Portfolio, SAM Conservative Growth Portfolio, SAM Flexible Income Portfolio, SAM Strategic Growth Portfolio, Short-Term Income Account, SmallCap Account, U.S. LargeCap S&P 500 Index Buffer April Account, U.S. LargeCap S&P 500 Index Buffer January Account, U.S. LargeCap S&P 500 Index Buffer July Account, and U.S. LargeCap S&P 500 Index Buffer October Account (37 of the portfolios constituting Principal Variable Contracts Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 2, 2026